EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use of our report, dated March 5, 2003, except for Note 22 for which the date is April 8, 2003, relating to the consolidated financial statements of Crescent Banking Company and subsidiaries for the three years ended December 31, 2002, included in this Annual Report on Form 10-K and incorporated by reference in the previously filed Registration Statements of Crescent Banking Company on Forms S-8 (File Numbers 033-81037, 333-08545) and Form S-3 (File Number 333-52554).

/s/ Mauldin & Jenkins, LLC

Atlanta, Georgia

April 10, 2003